Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Stevanato Group S.p.A.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(4)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Ordinary shares, with no par value	Rule 457(c) and Rule 457(h)	324,720(2)	$31.31	$10,166,983.20	0.00011020	$1,120.40

Equity	Ordinary shares, with no par value	Rule 457(c) and Rule 457(h)	78,603(3)	$31.31	$2,461,059.93	0.00011020	$271.21

Total Offering Amounts					$12,628,043.13		$1,391.61

Total Fee Offsets							$1,391.61(5)

Net Fee Due							—

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), the number of ordinary shares being registered hereby shall be adjusted to include any additional ordinary shares that may become issuable as a result of stock splits, stock dividends, recapitalizations or any other similar transactions effected without the receipt of consideration that results in an increase in the number of the Registrant’s outstanding ordinary shares in accordance with the provisions of the Restricted Stock Grant Plan Stevanato Group S.p.A. 2021-2022 and the relevant employment agreements between Ompi of America, Inc. and certain employees.

(2)	Represents 324,720 ordinary shares granted pursuant to the Restricted Stock Grant Plan Stevanato Group S.p.A. 2021-2022.
(3)	Represents 78,603 ordinary shares granted pursuant to certain employment agreements between Ompi of America, Inc. and certain employees.
(4)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and 457(h) under the Securities Act. The offering price per share and aggregate offering price are based upon the average of the high and low prices per share of the Registrant’s ordinary shares, as reported on The New York Stock Exchange, on September 6, 2023, a date within five business days prior to the filing of this registration statement.

(5)	See “Table 2: Fee Offset Claims and Sources” to this Exhibit 107 for information related to the fee offset.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)

Fee Offset Claims(1)	Stevanato Group S.p.A.	F-1	333-257204	June 21, 2021		$1,391.61	Equity	Ordinary shares without par value	(1)	$12,628,043.13

Fee Offset Sources(1)	Stevanato Group S.p.A.	F-1	333-257204		June 21, 2021						$1,391.61

(1)

Stevanato Group S.p.A. previously filed a registration statement on Form F-1 (No. 333-257204) on June 21, 2021 (the “F-1”), which was amended on July 7, 2021 and July 12, 2021 and declared effective on July 15, 2021, where Stevanato Group S.p.A. registered ordinary shares without par value for issuance for a proposed maximum aggregate offering price of $1,104,000,000. Stevanato Group S.p.A. still has an available fee offset of $23,838.35. Pursuant to Rule 457(p), the Registrant is offsetting the fees associated with this Registration Statement amounting to $1,391.61 from the filing fee previously paid in connection with the F-1.